                                                                   Exhibit 11.1

                       Computation of Per Share Earnings

           For the Three Month Periods Ended March 31, 1997 and 1996

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
                                                                                  1997          1996
                                                                              ------------  ------------
PRIMARY NET INCOME PER SHARE

Average shares outstanding..................................................    15,015,316    14,913,688

Net effect of dilutive stock options and
 warrants based on the treasury stock
 method using average market price..........................................            --       870,900
                                                                              ------------  ------------
Total.......................................................................    15,015,316    15,784,588
                                                                              ------------  ------------
                                                                              ------------  ------------
Net income..................................................................  $    316,258  $    373,955
                                                                              ------------  ------------
                                                                              ------------  ------------
Primary net income per share................................................  $       0.02  $       0.02
                                                                              ------------  ------------
                                                                              ------------  ------------
FULLY DILUTED NET INCOME PER SHARE
Average shares outstanding..................................................    15,015,316    14,913,688
Net effect of dilutive stock options and
 warrants based on the treasury stock
 method using ending market price...........................................       --            870,900
                                                                              ------------  ------------
Total.......................................................................    15,015,316    15,784,588
                                                                              ------------  ------------
                                                                              ------------  ------------
Net income..................................................................  $    316,258  $    373,955
                                                                              ------------  ------------
                                                                              ------------  ------------
Fully diluted net income per share..........................................  $       0.02  $       0.02
                                                                              ------------  ------------
                                                                              ------------  ------------
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